Exhibit 10.2.1

FIRST AMENDMENT TO INVESTMENT ADVISORY
AND
ADMINISTRATIVE SERVICES AGREEMENT

This First Amendment to the Investment Advisory and Administrative Services Agreement (the “First Amendment”) is made as of January 26, 2015, and effective as of January 1, 2014 by and between INTEGRITY CAPITAL INCOME FUND, INC., a Colorado corporation (the “Corporation”), and INTEGRITY WEALTH MANAGEMENT, a division of Integrity Bank & Trust, a Colorado corporation  (the “Adviser”).

WHEREAS, the Corporation and Adviser desire to amend the Investment Advisory and Administrative Services Agreement dated August 29, 2014 (the “Agreement”). Unless otherwise defined in this First Amendment, all defined terms used in this First Amendment, as denoted by the use of initial capital letters, have the same meaning as in the Agreement; and

WHEREAS, in light of the change in fiscal year from calendar to October 31, the Corporation and Adviser discussed revising the calculation of fees so that they are consistent with the Corporation’s fiscal year end rather than the calendar year as currently provided for in the Agreement.

WHEREAS, the Corporation and Adviser desire to correct a wording error that was in the Agreement in order to reflect the fact that the parties have calculated the Adviser fees based on the fiscal quarter basis rather than on a calendar quarter basis beginning on January 1, 2014.  The parties do not believe that this is a material amendment to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Corporation and Adviser agree as follows:

1.            Amendment to Section 3 (Compensation of the Adviser).  Section 3 of the Agreement is amended in its entirety as follows (underlined language reflects corrected wording):
3.            Compensation of the Adviser.  The Corporation agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth.  The Adviser may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee.

(a)            Base Management Fee.  The Base Management Fee shall be calculated at an annual rate of 1.5% of the Corporation’s average gross assets.  The Base Management Fee shall be payable quarterly in arrears, and shall be calculated based on the average value of the Corporation’s gross assets at the end of the most recently completed fiscal quarter and appropriately adjusted for any equity raises or repurchases during the current fiscal quarter.  All or any part of the Base Management Fee not taken as to any quarter shall be deferred without interest and may be taken in such other quarter as the Adviser shall determine.  The Base Management Fee for any partial month or quarter shall be appropriately pro-rated.  The Base Management Fee shall begin accruing on the Effective Date.

(b)            Incentive Fee.  The Incentive Fee shall be determined and payable in arrears as of the end of each fiscal year (and upon termination of this Agreement, as set forth below), commencing with the fiscal year beginning November 1, 2014.

The Incentive Fee for a fiscal year shall be an amount equal to 20% of the Company’s “Net Investment Income” above 7.5% for the year.  “Net Investment Income” is defined as all income accrued during the year minus the Company’s operating expenses, Base Management Fee and expenses payable under this Agreement.  Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payable-in-kind interest and zero coupon securities) accrued income that the Corporation has not yet received in cash.  Net Investment Income does include any realized capital gains, realized capital losses, or unrealized capital depreciation.  It does not include unrealized capital appreciation.  In the event that this Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying the Incentive Fee.

See Appendix A for examples of how the Incentive Fee is calculated.

2.            Except as specifically amended or modified by the terms of this First Amendment, the Agreement shall be read, interpreted and construed as written and executed by the parties. No further amendments or modifications of the Agreement shall be made or implied unless they are contained in a further writing executed by the parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Investment Advisory and Administrative Services Agreement as of the date first written above.

“CORPORATION”

INTEGRITY CAPITAL INCOME FUND, INC.

By: /s/Eric Davis
Name:   Eric Davis
Title:     President

“ADVISOR”

INTEGRITY WEALTH MANAGEMENT,
a division of Integrity Bank & Trust

By: /s/Randall Rush
Name:      Randall Rush
Title:         Chairman